AMENDMENT NO. 4 TO

SERVICES AGREEMENT

THIS AMENDMENT made as of September 8, 2025 (“Amendment”) amends that certain Services Agreement dated as of September 1, 2023 (“Agreement”), by and among Nushares ETF Trust, a business trust organized under the laws of Massachusetts (the “Client”), on behalf of its separate series that are exchange-traded funds (“ETFs”), individually, and not jointly (each, a “Fund” and together with all other series subsequently established by the Client as contemplated in this Agreement, the “Funds”), Citi Fund Services Ohio, Inc. (“CFSO”), and Citibank, N.A., (“Citibank’’, together with CFSO, the “Service Provider,”, and together with the Client, the “Parties”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Service Provider performs certain fund administration, fund accounting, and transfer agency services for the Client; and

WHEREAS, the Parties now wish to amend the Annex to Schedule 2 of the Agreement by adding the following Funds to the portfolio of the Client: (i) Nuveen Sustainable Core ETF; (ii) Nuveen Preferred and Income ETF; (iii) Nuveen Core Plus Bond ETF; and, (iv) Nuveen Ultra Short Income ETF.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Amendment to the Annex to Schedule 2 - (List of Funds)

The Annex to Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the Annex to Schedule 2 attached to the end of this Amendment.

2.	Representations and Warranties

(a)

Client represents (i) that it has full power and authority to enter into and perform this Amendment, and (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”).

3.	Miscellaneous

(a)

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

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(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Signatures follow on next page. Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

SERVICE PROVIDER Citi Fund Services Ohio, Inc.

By:	/s/ John Danko

Name:	John Danko

Title:	President

Date:	September 7, 2025

Citibank, N.A.

By:	/s/ Peggy Vena

Name:	Peggy Vena

Title:	VP

Date:	09/07/25

CLIENT Nushares ETF Trust

By:	/s/ Diana Gonzalez

Name:	Diana R, Gonzalez

Title:	Vice President and Secretary

Date:	September 5, 2025

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Annex 1- Schedule 2 to Services Agreement

List of Funds

Nuveen Growth Opportunities ETF

Nuveen ESG Large-Cap Value ETF

Nuveen ESG Small-Cap ETF

Nuveen ESG Large-Cap Growth ETF

Nuveen Enhanced Yield U.S. Aggregate Bond ETF

Nuveen ESG Mid-Cap Growth ETF

Nuveen ESG Mid-Cap Value ETF

Nuveen ESG U.S. Aggregate Bond ETF

Nuveen ESG International Developed Markets Equity ETF

Nuveen ESG Emerging Markets Equity ETF

Nuveen Short-Term REIT ETF

Nuveen ESG High Yield Corporate Bond ETF

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF

Nuveen ESG Large-Cap ETF

Nuveen Dividend Growth ETF

Nuveen Winslow Large-Cap Growth ESG ETF

Nuveen ESG Dividend ETF

Nuveen Sustainable Core ETF

Nuveen Preferred and Income ETF

Nuveen Core Plus Bond ETF

Nuveen Ultra Short Income ETF

Nuveen AA-BBB CLO ETF

Nuveen High Yield Municipal Income ETF

Nuveen Municipal Income ETF

Nuveen International Aggregate Bond ETF

Nuveen Securitized Income ETF

Nuveen High Yield Corporate Bond ETF

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